                                                                   EXHIBIT 10.19


                               AMENDMENT NO. 7 TO
                                 LOAN AGREEMENT


                  This Amendment No. 7 to Loan Agreement (the "Amendment") is dated as of the 23rd day of December, 2003 and is by and between LASALLE BANK NATIONAL ASSOCIATION ("Lender") and eLOYALTY CORPORATION, a Delaware corporation (the "Borrower").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, Lender and Borrower are parties to that certain Loan Agreement, dated as of December 17, 2001 (as amended or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement); and

                  WHEREAS, the Borrower has requested that the Loan Agreement be amended in certain respects;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Lender and Borrower hereby agree as follows:

                  1. Amendments to Loan Agreement. In reliance on the representations and warranties set forth in Section 2 of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, the Loan Agreement is hereby amended as follows:

                  1.1. The definition of Maturity Date in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "Maturity Date" shall mean December 31, 2004."

                  1.2. The definition of Maximum Letter of Credit Obligation in
Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "Maximum Letter of Credit Obligation" shall mean Two Million and No/100 Dollars ($2,000,000.00).

                  1.3. The definition of Revolving Loan Commitment in Section
1.1 of the Loan Agreement is deleted in its entirety and replaced with the following;

                  "Revolving Loan Commitment" shall mean Two Million and No/100 Dollars ($2,000,000.00).

                  2. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that:

                  2.1. the execution, delivery and performance by the Borrower of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to the Borrower, the certificate of incorporation and by-laws of the Borrower (as amended to date), any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon the Borrower or any of its property;

                  2.2. each of the Loan Agreement and the other Loan Documents, each as amended by this Amendment, are the legal, valid and binding obligation of the Borrower to the extent the Borrower is a party thereto, and the Loan Agreement and such Loan Documents are enforceable against the Borrower in accordance with their respective terms;

                  2.3. the representations and warranties of Borrower contained in the Loan Agreement and the Loan Documents, each as amended hereby, are true and correct in all material respects as of the date hereof, with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date; and

                  2.4. Borrower has performed in all material respects all of its obligations under the Loan Agreement and the other Loan Documents to be performed by it on or before the date hereof and as of the date hereof, Borrower is in compliance with all applicable terms and provisions of the Loan Agreement and each of the other Loan Documents to be observed and performed by it and, assuming the effectiveness of the consents set forth herein, no Event of Default has occurred and is continuing.

                  3. Conditions. The effectiveness of the amendments and consents set forth above is subject to the following conditions precedent:

                  3.1. Borrower shall have executed and delivered to Lender, or shall have caused to be executed and delivered to Lender, each in form and substance satisfactory to Lender, this Amendment, an Amended and Restated Revolving Note and such other documents, instruments and agreements as Lender may reasonably request.

                  3.2. Borrower shall have paid to Agent a fully earned, non-refundable fee of $3,400.

                  3.3. All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

                  3.4. Assuming the effectiveness of the consents set forth herein, no Event of Default shall have occurred and be continuing.

                  4. References; Effectiveness. Each of the Lender and the Borrower hereby agree that all references to the Loan Agreement which are contained in any of the other Loan Documents shall refer to the Loan Agreement as amended by this Amendment.

                  5. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

                  6. Continued Effectiveness. Except as specifically set forth herein, the Loan Agreement and each of the other Loan Documents shall continue in full force and effect according to their respective terms.

                  7. Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

                  8. Costs and Expenses. Borrower hereby agrees that all expenses incurred by the Lender in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including without limitation reasonable attorneys' fees and expenses, shall be part of the Obligations.

                  IN WITNESS WHEREOF, this Amendment has been executed as of, and is effective as of, the day and year first written above.


                                 eLOYALTY CORPORATION, a Delaware
                                 corporation, as Borrower


                                 By Timothy J. Cunningham
                                 Its Vice President, CFO & Corporate Secretary


                                 LASALLE BANK NATIONAL ASSOCIATION, as Lender

                                 By June Courtney
                                 Its SVP